                                                                  Exhibit 10(ll)

                  NON-QUALIFIED DEFERRED COMPENSATION AGREEMENT

     THIS AGREEMENT is entered into this ____ day of _________, 2003 by and between THE REYNOLDS AND REYNOLDS COMPANY, an Ohio corporation ("REYNOLDS"), and __________________ ("ASSOCIATE").

     Associate is a valued member of a select group of management or highly compensated associates of Reynolds, and currently is an Officer of Reynolds.

     Reynolds desires to encourage Associate to remain employed by Reynolds, and to recognize the past and future contributions of Associate to the success of Reynolds.

     Associate is eligible for a salary continuation program for officers, the terms of which are set forth in an agreement between Reynolds and Associate dated _______________ (the "SALARY CONTINUATION AGREEMENT"). This Agreement amends and restates the Salary Continuation Agreement, and the benefits provided under this Agreement replace those previously provided under the Salary Continuation Agreement.(1)

     THEREFORE, in consideration of the mutual obligations described below, the parties agree as follows:

1. DEFINITIONS. As used in this Agreement, the terms set forth below shall have the following meanings:

     (a)  "CHANGE IN CONTROL" shall mean the occurrence of any of the following:

     (i) Any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Richard H. Grant, Jr., his children or his grandchildren, Reynolds, any trustee or other fiduciary holding securities under an employee benefit plan of Reynolds or any company owned, directly or indirectly, by the shareholders of Reynolds in substantially the same proportions as their ownership of stock of Reynolds), who is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Reynolds representing twenty percent (20%) or more of the combined voting power of Reynolds' then outstanding securities;

     (ii) during any period of two consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with Reynolds to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by Reynolds' shareholders was approved by a vote of at least two-thirds


--------
     (1) This paragraph would be included only if the Associate had a salary continuation agreement in effect prior to execution of this Agreement.

          (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

     (iii) the consummation of a merger or consolidation of Reynolds or any direct or indirect subsidiary of Reynolds with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of Reynolds outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of Reynolds or such surviving entity or parent thereof outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of Reynolds (or similar transaction) in which no "person" (as hereinabove defined) is or becomes the beneficial owner, directly or indirectly, of securities of Reynolds (not including in the securities beneficially owned by such person any securities acquired directly from Reynolds or its affiliates other than in connection with the securities acquired directly from Reynolds or its affiliates other than in connection with the acquisition by Reynolds or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of Reynolds' then outstanding securities; or

     (iv) the shareholders of Reynolds approve a plan of liquidation, dissolution or winding up of Reynolds or an agreement for the sale or disposition by Reynolds of all or substantially all of Reynolds' assets.

     (b) "CLAIMANT" means Associate, or any beneficiary of Associate, as determined under the provisions of this Agreement.

     (c) "DISABILITY" and/or "DISABLED" means any of the following conditions which first occur after the date this Agreement is executed:

     (i)  the total and irrevocable loss by Associate of:

          (1)  sight of both eyes;

          (2)  the use of both hands or both feet;

          (3)  the use of one hand and one foot;

          regardless of whether Associate is able to perform the duties of, or is working at, any occupation;

                                       OR

          (ii) the inability of Associate to perform all of the substantial and material duties of his regular occupation as a result of an injury or sickness. If a disability described in the preceding part of this clause (ii) continues for a period of sixty (60) months, then for purposes of this clause (ii), disability means the inability of Associate to perform all of the substantial and material duties of any occupation for which he is reasonably qualified by education, training or experience.

     (d) "GOOD REASON" means the occurrence of any of the following events: (A) Reynolds reduces Associate's base salary below the amount of such base salary in effect immediately preceding a Change in Control without Associate's written consent; (B) Reynolds fails to continue to provide Associate with fringe benefits (including bonuses, vacation, health and disability insurance, etc.) at least equivalent to those of other similarly situated Associates of Reynolds;
(C) Associate is required by Reynolds to perform duties or services which differ significantly from those performed by him prior to the Change in Control, or which are not ordinarily and generally performed by a similarly situated executive of a corporation; or (D) the nature of the duties or services which Reynolds requires Associate to perform necessitates absence overnight from his place of residence, because of travel involving the business affairs of Reynolds, for more than ninety (90) days during any period of six (6) consecutive months.

     (e) "OFFICER" means an Associate of Reynolds who is a member of a select group of management or highly compensated associates, designated an Officer by the Chief Human Resources Officer of Reynolds ("CHRO"), and compensated in accordance with any salary scales or pay grades applicable to Officers.

     (f) "PAYMENT DATE" means the first to occur of the following:

     (i)  the date Associate dies, but only if:

          (1)  he was employed by Reynolds on that date; or

          (2) he previously terminated employment with Reynolds after having satisfied the Service Requirement; or

          (3) he previously terminated employment with Reynolds because he was Disabled, and he remained continuously Disabled until his death.

     (ii) the date Associate terminates employment with Reynolds after attaining age fifty-five (55), but only if:

          (1) he has satisfied the Service Requirement as of his termination date; or

          (2)  Associate is Disabled as of his termination date.

    (iii) the date, after the termination of his employment with Reynolds, on which Associate attains age fifty-five (55), but only if:

          (1) Associate has satisfied the Service Requirement as of the date he attains age fifty-five (55); or

          (2) he was Disabled when his employment by Reynolds terminated, and he remained Disabled continuously until he attained age fifty-five (55).

     (g) "SERVICE REQUIREMENT" means the completion by Associate of at least one hundred seventy-four (174) calendar months of employment by Reynolds, whether or not continuous, during which Associate is an Officer for a period of at least three (3) years, taking into account employment before and after the date this Agreement is executed. Associate shall be considered employed by Reynolds during an authorized leave of absence, as described in Section 12, below.

     (h) "TERMINATION FOR CAUSE" means a termination of Associate's employment whenever occasioned by (i) the willful and continued failure by Associate to substantially perform duties with Reynolds (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Associate by the Board, which demand specifically identifies the manner in which the Board believes Associate has not substantially performed Associate's duties, or (ii) the willful engaging by Associate in conduct which is demonstrably and materially injurious to Reynolds or its subsidiaries, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on Associate's part shall be deemed "willful" unless done, or omitted to be done, by Associate not in good faith and without reasonable belief that Associate's act, or failure to act, was in the best interest of Reynolds.

2. DEFERRED COMPENSATION PAYMENTS.

     (a) AMOUNT OF PAYMENT. An amount, expressed as an annual single-life annuity payable at Associate's retirement from Reynolds on or after his Normal or Early Retirement Date (both as defined in the Reynolds and Reynolds Company Retirement Plan (the "QUALIFIED PENSION PLAN")) equal to six and one half percent (6.5%) of his Final Average Pay, as defined in the Qualified Pension Plan (referred to below as the "NON-QUALIFIED PLAN BENEFIT").

     (b) FORM OF PAYMENT.

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     (1)  NORMAL FORM OF PAYMENT. Unless Associate elects otherwise under
          Section 2(b)(2), or the Committee decides otherwise pursuant to
          Section 2(b)(4), Associate shall receive payment as follows:

          (A) An initial payment equal to the Lump Sum Amount (as defined in 2(b)(3), below); plus

          (B) A life annuity which is actuarially equivalent to the difference, if any, between:

               (i)  the present value of the Non-qualified Plan Benefit; and

               (ii) the Lump Sum Amount;

               The present value referred to in 2(b)(1)(B)(i) shall be determined based on the actuarial assumptions set forth in 2(b)(3)(B), below.

     (2) WAIVER OF RIGHT TO LUMP SUM. Associate may elect not to receive the lump sum payment described in 2(b)(1)(A), and to have his entire Non-qualified Plan Benefit paid as a single-life annuity. Any such election must be made at least twelve (12) months prior to his Payment Date, in writing, on a form acceptable to the CHRO, and, to be effective, must be received timely by the office of the CHRO.

     (3)  The LUMP SUM AMOUNT shall be determined as follows:

          (A)  First, subtract:

               (i) the annual single life annuity payable to Associate from the Qualified Pension Plan (the "QUALIFIED PLAN BENEFIT");

                                      FROM

               (ii) an amount equal to $75,000 increased by an inflation
                    adjustment of one fourth of one percent (.25%) for each month of employment after January 1, 2003.

               One (1) day of employment during a month is sufficient to earn the inflation adjustment for that month. No adjustment for inflation will be made after the month of termination, however.

               The result of subtracting Associate's Qualified Plan Benefit from the Annual Amount, as determined above, is the amount of a hypothetical, annual, single-life annuity payable for the life of

               Associate. The amount of this hypothetical annuity is referred to below as the "TARGET BENEFIT".

          (B) Next, convert the lesser of the Target Benefit and the Non-qualified Plan Benefit to a lump sum, using the following actuarial assumptions:

               (i) Fifty-four percent (54%) of the sum of: (1) the discount rate used in preparing the Financial Accounting Standard 87 report for the Pension Plan for Reynolds' fiscal year in which the lump sum distribution is paid; and (2) two percent (2%).

               (ii) The length of the payment is twenty and five-tenths (20.5) years increased by six-tenths (.6) of a year for each year (or portion thereof) that the Payment Date precedes age sixty-two (62) or decreased by six-tenths (.6) of a year for each year (or portion thereof) that the Payment Date follows age sixty-two (62).

               (iii) The annual annuity amount is payable in equal monthly installments, as of the first day of each month.

          (C) The result of the calculations described in (B), next above, is the Lump Sum Amount.

     (4) OTHER PAYMENT OPTIONS. Any part of the Aggregate Non-qualified benefit which otherwise would be paid as a life annuity may, at the option of the Committee and after appropriate adjustment for actuarial equivalence, be paid in the same form as elected by Associate under the Qualified Retirement Plan.

     (c) DEATH BENEFITS. If Associate dies after payments have begun under this Agreement, and before receiving all of the payments to which he is entitled under this Agreement, the beneficiary designated under Section 3 shall receive the balance of the payments, determined according to the benefit election in effect on the date of death of the Associate.

If Associate dies while this Agreement is in effect, and before payments have begun under this Agreement, the beneficiary designated under Section 3 shall receive the payments to which Associate would have been entitled, paid according to 2(b)(1).

     (d) LIMITATION ON DEATH BENEFITS. Notwithstanding any contrary provision of the Agreement, no payment shall be made under this Agreement by reason of the death of Associate as a result of suicide which occurs within two (2) years of the date of this

Agreement. The provisions of the preceding sentence shall apply whether or not Associate is sane at the time the suicide occurs.

3. DESIGNATING A BENEFICIARY. Subject to the provisions of this Section, Associate may, from time to time, designate a beneficiary or beneficiaries to receive any payments under this Agreement which remain due and payable at the time of his death. Each beneficiary must be designated by Associate on a written beneficiary designation form, which must be received prior to his death. Associate may change his designated beneficiary or beneficiaries by submitting an appropriately completed, written beneficiary designation form to the CHRO prior to his death and prior to the commencement of benefit payments.

     If Associate fails properly to designate a beneficiary, any payment otherwise due and payable under this Agreement will be made to Associate's surviving spouse, if any, and otherwise to the personal representative of Associate's estate.

4. THE EFFECT OF PROMOTION OR DEMOTION. If Associate is demoted so that he remains employed by Reynolds, but is no longer an Officer, his Non-qualified Plan Benefit shall be determined as of the date he ceased to be an Officer. In order to be eligible for payments under this Agreement, Associate must satisfy all applicable Service Requirements or qualify for the payment under Section 9.

5. ADMINISTRATION. The authority to control and manage the operation and administration of the benefits provided pursuant to this Agreement is vested in a Committee established pursuant to Article Six of the Reynolds and Reynolds Supplemental Retirement Plan (the "SUPPLEMENTAL PLAN"). With respect to matters which are subject to this Agreement, the Committee has the rights, duties and obligations set forth in this Section 5.

     This Agreement, and any related documents, shall be retained by the CHRO on behalf of the Committee, and made reasonably available for examination by Associate. Upon written request, those documents and other relevant information shall be provided to the parties to this Agreement.

     (a) MEMBERSHIP AND MANNER OF ACTING. The Committee shall consist of three
(3) or more persons selected by the Board of Directors of Reynolds or by any committee or member of the Board of Directors of Reynolds to whom authority to appoint the Committee has been delegated. The Committee shall act by the concurrence of a majority of its then members by meeting or by writing without a meeting. The Committee, by unanimous written consent, may authorize any one of its members to execute any document, instrument or direction on its behalf. A written statement by a majority of the Committee members or by an authorized Committee member shall be conclusive in favor of any person reasonably acting in reliance on it.

     (b) RIGHTS, POWERS AND DUTIES. The Committee shall have such authority as may be necessary to discharge its responsibilities, including the following powers, rights and duties:

     (i) to interpret and construe, in its sole discretion, in a nondiscriminatory manner, the provisions of this Agreement, as amended from time to time, and to adopt such rules of procedure and regulations as are consistent with those provisions and as it deems necessary and proper;

     (ii) to determine, in its sole discretion, in a nondiscriminatory manner, all questions relating to the eligibility, benefits and other rights of all persons under this Agreement;

     (iii) to direct all payments and distributions required or permitted under this Agreement;

     (iv) to maintain and keep adequate records concerning its proceedings and acts in such form and detail as the Committee may decide; and

     (v) except as otherwise expressly provided in this Agreement, to establish actuarial assumptions and procedures for determining actuarial equivalence and for any other purpose required to implement this Agreement; and

     (vi)  to delegate its powers and duties to others as it sees fit.

     (c) APPLICATION OF RULES. The Committee shall apply all rules of procedure and regulations adopted by it in a uniform and non-discriminatory manner. Any act of the Committee based on an interpretation of this Agreement which is made in good faith shall be binding and conclusive upon all persons or entities claiming under it.

     (d) REMUNERATION AND EXPENSES. No remuneration shall be paid to any Committee member as such. The reasonable expenses of a Committee member incurred in the performance of a Committee function shall be reimbursed by Reynolds, however.

     (e) RESIGNATION OR REMOVAL OF COMMITTEE MEMBER AND APPOINTMENT OF SUCCESSOR. A Committee member may resign at any time by advance written notice to the other Committee members. Reynolds may remove a Committee member by giving advance notice to him and the other Committee members. Reynolds may fill any vacancy in the membership of the Committee and shall give prompt notice thereof to the other Committee members.

     (f) RELIANCE ON INFORMATION PROVIDED BY REYNOLDS. The Committee may rely on any oral or written statement made by an authorized representative of Reynolds. If the Committee so requests, Reynolds shall certify any such statement.

     (g) INDEMNIFICATION. Reynolds shall indemnify the Committee, each of its members and any employee or director of Reynolds to whom authority or responsibility have been delegated under this Section 5 (collectively, the "INDEMNIFIED GROUP") with respect to any liability actually and reasonably incurred (including reasonable attorneys fees, expenses, judgments, fines and amounts paid in settlement) in connection with any threatened or pending action, suit or other proceeding relating to any act or failure to act in connection with the discharge of their responsibilities, but only if:

     (i) the member of the Indemnified Group acted (or failed to act) in good faith and based on a reasonable belief that the conduct was consistent with the best interest of the Plan; and

     (ii) with respect to any criminal action or proceeding, they had no reasonable cause to believe that their conduct was unlawful.

     (h) NOTICES. Any notice or document required to be filed with any person under this Agreement will be properly filed if delivered or mailed by registered mail, postage prepaid, to such person, in care of Reynolds, at the address where it maintains its corporate headquarters, or at such other place as Reynolds designate from time to time in a written notice to Plan Participants. Any notice required under the Plan may be waived by the person entitled to notice.

6. GENERAL CLAIM PROCEDURES. If a Claimant fails to receive a payment to which he believes he is entitled under this Agreement, he may file a written claim for the payment with the CHRO.

     If the claim is wholly or partially denied, written notice of the denial will be furnished to the Claimant within a reasonable time after the claim is filed. Each notice denying a claim shall include the following information:

     (a) the reason or reasons the claim was denied;

     (b) a specific reference to the provision of the Agreement upon which the denial is based;

     (c) a description of any additional material or information necessary for the Claimant to perfect the claim; and

     (d) an explanation of the claim appeal procedures described in Section 7, below.

     7. APPEAL PROCEDURES. Subject to the requirements of the Section, a Claimant may appeal the denial of a claim. Appeals must be filed in writing with the Committee not later than 60 days after the Claimant receives written notice that the claim has been denied. As a part of the appeal process, the Claimant may review pertinent documents, submit written comments and request that a hearing be held to consider the appeal.

     The decision to hold a hearing to consider the appeal shall be within the sole discretion of the Committee, whether or not the Claimant requests a hearing.

     Except as provided below, each appeal will be decided not later than 60 days after the Committee receives the written appeal. If, however, special circumstances require an extension of time for deciding an appeal, a decision shall be rendered within a reasonable period of time, but not later than 120 days after the Committee receives the written appeal and any additional information submitted by the Claimant in accordance with this Section.

     Appeal decisions shall be written and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of this Agreement on which the decision is based.

8. SOURCE OF PAYMENTS. All payments under this Agreement shall be made solely from the general assets of Reynolds. No such assets shall be segregated or placed in trust to secure the performance of the obligations of Reynolds under this Agreement.

     Reynolds may, however, in its sole discretion, purchase one or more policies of insurance with respect to Associate, the proceeds of which may, but need not, be used by Reynolds to satisfy part or all of its obligations under this Agreement. Reynolds will be the owner of any such policy. Neither Associate nor any other person or entity claiming through Associate shall have any rights with respect to any such policy or to the proceeds of any such policy. As a condition of receiving any benefits under this Agreement, Associate, on behalf of himself and any person or entity claiming through him, agrees to cooperate with Reynolds in obtaining any insurance policy that Reynolds chooses to purchase with respect to Associate by submitting to such physical examinations, completing such forms, and making such records available as may be required from time to time.

     The rights under this Agreement of Associate and any person or entity claiming through him shall be solely those of an unsecured, general creditor of Reynolds. No insurance policy or other asset of Reynolds shall be held by Reynolds for or on behalf of Associate, or any other person, or constitute security for the performance of any obligations of Reynolds under this Agreement.

9. SPECIAL PAYMENT PROVISIONS RELATING TO CHANGE IN CONTROL. Notwithstanding any other provision of this Agreement to the contrary, if within twenty-four (24) months following a Change in Control of Reynolds Associate's employment is terminated by Reynolds (other than a "Termination for Cause" (as defined above)), or Associate terminates his employment for Good Reason, and Associate has attained at least one year of service as an Officer of Reynolds as of the date of such Change in Control, Associate shall be entitled to a lump sum payment equal to the present value of the benefit he would have received pursuant to Section 2 of the Agreement as if the requirements of Associate's Payment Date had been satisfied, multiplied by the lesser of one (1), or a fraction:

     (a)  the numerator of which is the sum of:

          (i) Associate's whole and fractional years of service with Reynolds as of such date of termination, and

          (ii) the number of whole and fractional years during which Associate receives severance benefits pursuant to any employment or severance agreement entered into with Reynolds, and

     (b)  the denominator of which is fifteen (15).

If Associate has commenced receiving benefits under Section 2 of the Agreement as of the date of such Change in Control, Associate shall be entitled to receive a lump sum payment equal to the present value of the remaining payments he would have been entitled to receive pursuant to Section 2. For purposes of the preceding sentence, the present value of the payments made pursuant to Section 2 shall be calculated using the interest rate applied by the Pension Benefit Guaranty Corporation in valuing lump sum distributions that is in effect on the date of Associate's termination of employment or the date of the Change in Control, whichever applies.

10. INDEPENDENCE OF AGREEMENT. Except as otherwise expressly provided, this Agreement is independent of, and in addition to, any other employment agreement, Associate benefit plan or agreement, or other right that Associate may have as a result of his employment by Reynolds. This Agreement is not a contract of employment between Associate and Reynolds. No provision of this Agreement shall be construed to limit or restrict:

     (a)  the right of Reynolds to discharge Associate, with or without cause;
          or

     (b)  the right of Associate to terminate his employment with Reynolds.

11. ACCELERATION OF PAYMENTS. Reynolds reserves the right to accelerate the payment of any benefits payable under this Agreement without the consent of Associate, his estate, his designated beneficiaries, or any other person claiming through Associate.

12. LEAVES OF ABSENCE. Reynolds may, in its sole discretion, permit Associate to take one or more leaves of absence. No such leave of absence shall exceed one year, however. For purposes of the Agreement, including the provisions relating to the Service

Requirement, Associate will be considered employed by Reynolds during an authorized leave of absence.

13. LEGAL EFFECT. Neither party makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Agreement. Reynolds may take all actions required by law with respect to any payments due under this Agreement, or any other compensation or benefits due to Associate, including withholding of tax from such payments, compensation or benefits.

14. FACILITY OF PAYMENT. If, for any reason, the identity or legal capacity of any person to whom payments are to be made under this Agreement is in doubt, Reynolds may withhold payment until instructed by a final order of a court of competent jurisdiction. If Associate or any designated beneficiary of Associate is declared legally incompetent, Reynolds may make payment of any amounts due under this Agreement to the person legally charged with his or her care. Any payment made by Reynolds in good faith shall fully discharge Reynolds from its obligation with respect to that payment.

15. ASSIGNMENT OF RIGHTS. Except as expressly permitted by this Agreement, neither Associate nor anyone claiming through him may sell, assign, transfer or pledge the right to receive any payments to which he is or may become entitled under this Agreement shall be subject to the claims of creditors of Associate or anyone claiming through him, or to any legal, equitable, or other proceeding or process for the enforcement of such claims.

16. CORPORATE REORGANIZATION. Reynolds shall not merge or consolidate with any other entity unless and until such other entity expressly assumes the obligations of Reynolds under this Agreement.

17. SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only, and shall not be considered in construing this Agreement.

18. AMENDMENT. This Agreement may be amended, but only with the consent of Reynolds and Associate (or, after the death of Associate, his designated beneficiaries or the executor or administrator of any estate to which payments are owed). Any amendment must be in writing signed by all parties who are to be legally bound by it. Any attempt to modify or amend this Agreement which does not satisfy the preceding requirements shall be null and void, and shall have no legal effect.

19. BINDING EFFECT. Except as otherwise provided in Section 15, this Agreement shall be binding upon Associate and his heirs, executors, administrators, assigns and upon anyone claiming through him, and upon Reynolds and its successors and assigns.

20. GOVERNING LAW. The laws of the State of Ohio shall, to the extent not preempted by applicable Federal law, govern the construction of this Agreement.

     TO EVIDENCE THEIR AGREEMENT, Reynolds, by a duly authorized officer, and Associate have executed this document on the day and year first above written.

ATTEST:                           THE REYNOLDS AND REYNOLDS COMPANY



______________________________    By:  _______________________________

______________________, Secretary Timothy Bailey, VP Corporate Human Resources



WITNESS:                          THE "ASSOCIATE"



______________________________    _____________________________________
                                  Associate

                                    EXHIBIT A
                To Non-Qualified Deferred Compensation Agreement
                    Between The Reynolds and Reynolds Company
                            and ____________________

                         DESIGNATION OF BENEFICIARY(IES)

     I, _______________________, request that Reynolds mark/change its records to reflect

                  Beneficiary                            Percentage
                  -----------                            ----------

         ____________________________________            __________


         ____________________________________            __________


         ____________________________________            __________


as the designated beneficiary(ies) of the deferred compensation payments which at the time of my death may be payable or remain due and payable under the Agreement dated __________, 2003 (the "Agreement"), and to make such payments to the above designated beneficiary(ies) as provided under the terms of the Agreement.

     I further request that in the event one or more of the above named designated beneficiary(ies) predeceases me, payment of the deceased beneficiary's portion be made in equal shares to the remaining contingent designated beneficiary(ies) then surviving.

     You are instructed to retain the above designated beneficiary(ies) and contingent designated beneficiary(ies) until such time as you receive a new "Designation of Beneficiary(ies)" from me which makes a change.


________________________________            ______________________________
                                                (Date)






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